Exhibit 10.1

EXECUTION VERSION

TERMINATION AGREEMENT AND MUTUAL RELEASE

          This TERMINATION AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is made and entered into by and among Par Pharmaceutical, Inc., a Delaware corporation (“Par”), Talon Therapeutics, Inc. (formerly Hana Biosciences, Inc.) a Delaware corporation (“Talon”), and NovaDel Pharma, Inc., a Delaware corporation (“NovaDel”), effective as of January 16, 2012 (the “Effective Date”). Each of Par, Talon and NovaDel are referred to herein as a “Party” and together as the “Parties”.

          WHEREAS, TALON and NovaDel are parties to the Amended and Restated License and Development Agreement dated as of July 31, 2007 (the “License and Development Agreement”);

          WHEREAS, TALON, NovaDel and Par Pharmaceutical, Inc., a Delaware corporation (“PAR”), are parties to the Product Development and Commercialization Sublicense Agreement dated as of July 31, 2007 (the “Product Development Agreement”);

          WHEREAS, the Parties wish to terminate the Product Development Agreement; and

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

          1.1 Certain Definitions. For purposes of this Agreement, “Claims” means any and all claims, demands, obligations, losses, judgments, damages, causes of action, costs, expenses, attorneys’ fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether known or unknown, suspected or claimed, and “Third Party” means any Person other than Par, Talon or NovaDel and their respective Affiliates. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Product Development Agreement.

          1.2 Construction. As used in this Agreement, unless the context otherwise requires, words denoting any gender shall include all genders, words describing the singular shall include the plural and vice versa, the words “hereof”, “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, words denoting natural persons shall include corporations, partnerships and other entities, and vice versa; and the words “includes” or “including” shall mean “including without limitation.” Unless otherwise specified herein, all references to Articles and Sections refer to articles and sections of this Agreement.

ARTICLE II

TERMINATION OF THE PRODUCT DEVELOPMENT AGREEMENT

          The Parties agree and confirm that the Product Development Agreement is hereby terminated and is of no further force and effect. Each of the Parties agrees that, except as otherwise provided in this Agreement, none of the terms, conditions or obligations of the Product Development Agreement shall survive termination, that all rights and licenses granted to Par under the Product Development Agreement shall automatically and immediately terminate and shall revert to the Parties as set forth in the License and Development Agreement as of the Effective Date and that this Agreement supersedes any and all of the terms of the Product Development Agreement. The Parties agree that the confidentiality obligations of the Parties contained in Article 9 of the Product Development Agreement shall apply to all Confidential Information of a Party disclosed to the other Party pursuant to this Agreement as if such Confidential Information had been disclosed under the Product Development Agreement, that all references to “this Agreement” in Article 9 of the Product Development Agreement shall be deemed to include this Agreement, and that the confidentiality obligations of the Parties contained in Article 9 of the Product Development Agreement shall remain binding on each of the Parties in accordance with its terms.

ARTICLE III

RETURN OF INFORMATION AND ASSIGNMENT

          Within a thirty (30) days following the Effective Date, Par shall return to NovaDel any and all data, files, records and other materials in its possession or control that relate to the Licensed Technology or contain or comprise Information and Inventions or other Confidential Information (except one copy of each that may be retained for archival purposes). Par hereby represents and warrants that: (A) there is no Regulatory Documentation or other Information and Inventions in the possession or Control of Par or its Affiliates that relate to the Exploitation of the Licensed Product, and (B) there are no Agreement-Related Assets. Par hereby assigns to NovaDel all of its rights, title and interest in and to all Information and Inventions created, discovered, conceived, reduced to practice, or developed by Par or its Affiliates during the Term, in each case that relate solely to the research and development of the Licensed Product and Licensed Process carried out by Par under the Development Plan, and shall enter into and execute all reasonable and appropriate assignments, transfers, or other agreements necessary to perfect NovaDel’s title thereto.

ARTICLE IV

MUTUAL RELEASE OF ALL CLAIMS

          4.1 Release by Par. Subject to the terms and conditions of this Agreement, Par, on behalf of itself, its Affiliates, subsidiaries, officers, directors, employees, agents, attorneys, accountants, insurers, representatives, successors and assigns, hereby releases and forever discharges Talon and NovaDel and their respective past and present Affiliates, subsidiaries, officers, directors, partners, principals, equityholders, employees, agents, attorneys, accountants, insurers, representatives, successors, heirs and assigns (collectively, the “Par Released Parties”), from any and all Claims that Par or any Affiliate of Par has, had or claims to have against any or all of the Par Released Parties arising directly or indirectly from any act, omission, event or transaction occurring on or prior to the Effective Date that relate to, arise from, or are in any manner connected to the Product Development Agreement, whether accrued or not; provided, however, that nothing in this Section 4.1 shall be deemed to affect the enforceability of, or the Parties’ rights and obligations under this Agreement.

          4.2 Release by NovaDel. Subject to the terms and conditions of this Agreement, NovaDel, on behalf of itself, its Affiliates, subsidiaries, officers, directors, employees, agents, attorneys, accountants, insurers, representatives, successors and assigns, hereby releases and forever discharges Par and Talon and their respective past and present Affiliates, subsidiaries, officers, directors, partners, principals, equityholders, employees, agents, attorneys, accountants, insurers, representatives, successors, heirs and assigns (collectively, the “NovaDel Released Parties”), from any and all Claims that NovaDel or any Affiliate of NovaDel has, had or claims to have against any or all of the NovaDel Released Parties arising directly or indirectly from any act, omission, event or transaction occurring on or prior to the Effective Date that relate to, arise from, or are in any manner connected to the Product Development Agreement, whether accrued or not; provided, however, that nothing in this Section 4.2 shall be deemed to affect the enforceability of, or the Parties’ rights and obligations under this Agreement.

          4.3 Release by Talon. Subject to the terms and conditions of this Agreement, Talon, on behalf of itself, its Affiliates, subsidiaries, officers, directors, employees, agents, attorneys, accountants, insurers, representatives, successors and assigns, hereby releases and forever discharges Par and NovaDel and their respective past and present Affiliates, subsidiaries, officers, directors, partners, principals, equityholders, employees, agents, attorneys, accountants, insurers, representatives, successors, heirs and assigns (collectively, the “Talon Released Parties”), from any and all Claims that Talon or any Affiliate of Talon has, had or claims to have against any or all of the Talon Released Parties arising directly or indirectly from any act, omission, event or transaction occurring on or prior to the Effective Date that relate to, arise from, or are in any manner connected to the Product Development Agreement, whether accrued or not; provided, however, that nothing in this Section 4.3 shall be deemed to affect the enforceability of, or the Parties’ rights and obligations under this Agreement.

          4.4 Asserting Claims. Each Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced any proceeding of any kind, against the other Parties based upon any matter purported to be released hereby by such Party.

          4.5 Harm to Reputation and Business. Each Party agrees to act in good faith toward the other Parties so as not to harm the reputation and business of the other Parties in any way, which obligations shall include, but not be limited to, each Party’s promise that it will not in any way, directly or indirectly disparage or otherwise criticize the services, business, integrity, truthfulness or reputation of the other Parties. The Parties agree not to make any unfavorable or disparaging remarks about the other to any Third Parties.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

          5.1 Representations and Warranties of the Parties. Each Party hereby represents and warrants to the other Parties that: (a) such Party has full power and authority to enter into this Agreement and to perform its obligations hereunder; and (b) the execution, delivery and performance of this Agreement do not conflict with any other agreement or arrangement to which such Party is a party or by which it is or its assets are bound or any law, regulation or order to which such Party is subject.

          5.2 Further Representations and Warranties of NovaDel. NovaDel hereby represents and warrants that (a) it is not aware of any pending or threatened action, suit, proceeding, claim, arbitration, litigation or investigation (each, an “Action”), and has not received any communication, that alleges that NovaDel’s activities have breached or violated the terms and conditions of the Product Development Agreement or this Agreement and (b) NovaDel does not intend to use the information or data provided by Par to support an application for Regulatory Approval of the Licensed Product.

          5.3 Further Representations and Warranties of Par. Par hereby represents and warrants that it is not aware of any pending or threatened Action, and has not received any communication, that alleges that Par’s activities have breached or violated the terms and conditions of the Product Development Agreement or this Agreement (other than any communications received from NovaDel).

          5.4 Further Representations and Warranties of Talon. Talon hereby represents and warrants that (a) it is not aware of any pending or threatened Action, and has not received any communication, that alleges that Talon’s activities have breached or violated the terms and conditions of the Product Development Agreement or this Agreement (other than any communications received from NovaDel) and (b) Talon does not intend to use the information or data provided by Par to support an application for Regulatory Approval of the Licensed Product.

ARTICLE VI

MISCELLANEOUS PROVISIONS

          6.1 Notices. Any notices given under this Agreement shall be in writing, addressed to the Parties at the following addresses, and delivered by person, by facsimile transmission followed by U.S. Mail, return receipt requested, or by FedEx or other reputable national courier service. Any such notice shall be deemed to have been given as of the day of personal delivery, on the day sent by facsimile transmission with electronic confirmation of successful transmission (if before 5:00 p.m. local time on a business day, and otherwise it shall be deemed given on the subsequent business day), or on the day of delivery to the other Party confirmed by the courier service.

In the case of Par:	Par Pharmaceutical, Inc. 300 Tice Boulevard Woodcliff Lake, NJ 07677 Attn: General Counsel Fax: (201) 802-4600

In the case of NovaDel:	NovaDel Pharma, Inc. 1200 Route 22 East, Suite 2000 Bridgewater, NJ 08807 Attn: President Fax: (908) 203-4744

with a copy (which shall not constitute notice) to:	Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, NJ 08540 Attn: Emilio Ragosa, Esq. Fax: (609) 919-6701

In the case of Talon:	Talon Therapeutics, Inc. 2207 Bridgepoint Parkway, Suite 250 San Mateo, California 94404 Attention: Chief Executive Officer Fax: (650) 588-2787

with a copy (which shall not constitute notice) to:	Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402 Attention: Christopher J. Melsha, Esq. Fax: (612) 492-7077

          6.2 Parties to Bear Own Costs and Attorneys’ Fees. Except as otherwise set forth herein, each Party will bear its own costs and expenses, including attorneys’ fees, incurred by it in the negotiation of this Agreement and the transactions and other agreements contemplated hereby.

          6.3 Entire Agreement. This Agreement represents and contains the entire agreement and understanding among the Parties with respect to the subject matter of this Agreement, and supersedes any and all prior oral and written agreements and understandings relating thereto. No representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter shall be relied upon by the Parties except those contained herein. This Agreement may not be amended or modified except by a written agreement signed by each Party.

          6.4 Advice of Counsel. Each Party acknowledges and represents that it has sought and obtained the legal advice of its own chosen attorneys and that the terms of this Agreement have been completely read and are fully understood and voluntarily accepted by it.

          6.5 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, pdf or electronic signature, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

          6.6 Attorneys’ Fees. In the event litigation is necessary to enforce a provision or provisions of this Agreement, all reasonable, out-of-pocket costs, expenses and attorneys’ fees shall be paid by the non–prevailing Party or Parties to the prevailing Party or Parties, in each case as determined by a court of competent jurisdiction in a final, non-appealable order.

          6.7 Binding Effect. This Agreement will be binding on and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.

          6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

          6.9 Headings. Headings of the Articles, Sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the terms and conditions hereof.

          6.10 Severability. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, and such provision will be enforced to the greatest extent permitted by law.

          6.11 Further Assurances. In connection with this Agreement and the transactions contemplated thereby, each Party will execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

          6.12 Waiver. The failure of either Party to enforce at any time a provision or part thereof of this Agreement, or the failure to require at any time performance by the other Party of any provision or part thereof of this Agreement, shall in no way constitute a present or future waiver of such provision or part thereof, nor in any way affect the right of either Party to enforce each and every provision of this Agreement.

          6.13. Effectiveness. This Agreement shall become effective upon the Effective Date.

[Signature page follows]

EXECUTION VERSION

          IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement effective as of the Effective Date.

PAR PHARMACEUTICAL, INC.

By:	/s/ Thomas Haughey

Name: Thomas Haughey
Title: EVP and General Counsel

NOVADEL PHARMA, INC.

By:	/s/ Steven B. Ratoff

Name: Steven B. Ratoff
Title: Chief Executive Officer

TALON THERAPEUTICS, INC.
(f/k/a HANA BIOSCIENCES, INC.)

By:	/s/ Steven Deitcher, M.D.

Name: Steven Deitcher, M.D.
Title: President and CEO